Exhibit 99.1

First Foundation to Acquire Community 1st Bank

•	Strategic acquisition will expand First Foundation’s presence in the greater Sacramento area
•	Combined firm will build on mutual focus of delivering banking solutions from highly qualified professionals familiar with the local marketplace

June 15, 2017 (IRVINE & AUBURN, CA) – First Foundation Inc. (NASDAQ: FFWM) (“First Foundation”), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, and Community 1st Bancorp (OTCBB: CFBN) today announced the signing of a definitive merger agreement under which First Foundation will acquire Community 1st Bancorp.  The transaction, which has been unanimously approved by each company’s board of directors, is expected to close in the fourth quarter of 2017 and is subject to customary closing conditions, including obtaining approval by Community 1st Bancorp’s shareholders and bank regulatory authorities.

Community 1st Bancorp is the parent company of Community 1st Bank, a California state-chartered bank with $373 million in total assets and three offices located in Auburn, Sacramento and Roseville as of March 31, 2017. Upon the closing of the transaction, Community 1st Bank will be merged with and into First Foundation Bank.

“This strategic partnership provides First Foundation with an excellent opportunity to expand our presence in Northern California,” said Scott F. Kavanaugh, CEO of First Foundation. “Community 1st Bank’s proven expertise in serving the banking needs of small businesses and individuals with excellent client service, along with its strong ties to the local community, make them a great partner with shared values. The Sacramento-area is an important region to us and we’re committed to serving the financial needs of its thriving community and expanding programs available to local non-profits. Small business loans are a primary credit need in the Sacramento area, and like Community 1st Bank, we intend to make it our primary focus. We’re very pleased to partner with Community 1st Bank and look forward to welcoming its employees, clients, and shareholders to the First Foundation family.”

Pursuant to the merger agreement, Community 1st Bancorp shareholders will receive 0.453 shares of First Foundation common stock in exchange for each share of Community 1st Bancorp, subject to certain potential adjustments based on fluctuations in First Foundation’s stock price through the closing date. The 100% stock transaction is valued at approximately $50.4 million in aggregate, based on a closing price for First Foundation’s common stock of $16.57 as of June 13, 2017, and the value per share for a Community 1st Bancorp shareholder is $7.51.The value of the merger consideration will fluctuate based on First Foundation’s common stock price and is subject to potential adjustments more fully described in the merger agreement.

On a pro forma consolidated basis with Community 1st Bank, First Foundation Bank would have had approximately $4.1 billion in total assets based on March 31, 2017 financial information. The transaction is expected to be immediately accretive to First Foundation’s EPS (excluding approximately $4.0 million of one-time expenses).  At closing, the transaction is expected to be approximately 2.5% dilutive to First Foundation’s tangible book value per share with an estimated tangible book value earn-back period of 3.6 years. The transaction will not require any supplemental financing.

"In entering into this agreement, Community 1st Bank believes that it has found a strong partner for our next phase of growth,” said James Kim, President, CEO, and Director of Community 1st Bank. “First Foundation’s existing presence in the Sacramento market and its commitment to clients, employees, and community will continue the model we have established, and its platform of banking and private wealth management solutions present greater opportunities for growth going forward. Our team is excited to be a part of the combined union of these two great banks.”

The merger with Community 1st Bancorp will become the fourth acquisition for First Foundation, which acquired two branches in Seal Beach and Laguna Hills from Pacific Western Bank on December 12, 2016; Pacific Rim Bank in Honolulu on June 16, 2015; and Desert Commercial Bank in Palm Desert on August 15, 2012.

For additional information about the proposed acquisition of Community 1st Bancorp, shareholders are encouraged to carefully read the definitive merger agreement that was filed with the Securities and Exchange Commission (“SEC”) today. In connection with the announcement of the transaction, an investor presentation will be filed with the SEC and made available on First Foundation’s website.

Sheppard, Mullin, Richter & Hampton LLP served as legal advisor to First Foundation. Community 1st Bancorp received advisory services and a fairness opinion from Sandler O'Neill + Partners, L.P, and Weintraub Tobin Chediak Coleman Grodin Law Corporation served as legal advisor.

About First Foundation

First Foundation, a financial institution founded in 1990, provides personal banking, business banking and private wealth management. The Company has offices in California, Nevada, and Hawaii with headquarters in Irvine, California. For more information, please visit www.ff-inc.com.

About Community 1st Bank

Community 1st Bancorp is headquartered in Auburn, California, with branches in Roseville, Auburn and Sacramento, California. The Bank offers a wide range of business and consumer deposit products including remote deposit capture, health savings accounts, online banking, mobile banking and cash management services. The Bank also offers a full complement of loan products, including commercial, consumer, and real estate loans. For more information about the Bank, visit the Bank’s website at www.community1bank.com.

Contact

First Foundation Inc.

John Michel

Chief Financial Officer

949-202-4160

jmichel@ff-inc.com

First Foundation Inc.

Tyler Resh

Director of Marketing and Strategy

949-202-4131

tresh@ff-inc.com

Forward-Looking Statements

This press release may contain forward-looking statements regarding First Foundation, Community 1st Bancorp and the proposed acquisition. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; regulatory approvals of the acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition; the shareholders of Community 1st Bancorp may fail to approve the consummation of the acquisition; and other conditions to the closing of the acquisition may not be satisfied. Annualized, pro forma, projected and estimated numbers in this press release are used for illustrative purposes only, are not forecasts and may not reflect actual results.

First Foundation and Community 1st Bancorp undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information About the Merger and Where to Find It

The merger will require the approval of Community 1st Bancorp’s shareholders. This announcement is not a recommendation in favor of a vote on the transaction, nor is it a solicitation of proxies in connection with any such vote. Community 1st Bancorp will prepare and mail a proxy statement and other relevant documents to its shareholders in connection with the merger. The parties intend that First Foundation will issue shares of its common stock in the merger in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, following a fairness hearing to be convened by the Commissioner of the California Department of Business Oversight. Details about the fairness hearing, including a formal notice of the hearing, will be published and made available to Community 1st Bancorp shareholders in accordance with Section 25142 of the California Corporations Code.

SHAREHOLDERS OF COMMUNITY 1ST BANCORP ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS THE FAIRNESS HEARING NOTICE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT, IN ADDITION TO ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement, fairness hearing notice, and other relevant materials (when they become available) may be obtained free of charge by contacting the Corporate Secretary of Community 1st Bancorp at (530) 863-4815.

Community 1st Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Community 1st Bancorp’s shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Community 1st Bancorp and First Foundation equity securities will be set forth in the proxy statement relating to the merger when it becomes available. This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities.

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